EXHIBIT 8(s)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


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                                                                    Exhibit 8(s)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                (SERVICE SHARES)

         This Amendment to the Fund Participation Agreement ("Agreement") dated March 27, 2001 among Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Colorado limited liability company and Valley Forge Life Insurance Company, a Pennsylvania life insurance company (the "Company") is effective as of June 1, 2002.

                                    AMENDMENT
                                    ---------

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

VALLEY FORGE LIFE                           JANUS DISTRIBUTORS LLC


By:   /s/ Carol Kuntz                       By: /s/ Bonnie M. Howe
   ---------------------------------        ------------------------------------

Name: Carol Kuntz                           Name: Bonnie M. Howe
Title: Assistant Vice President             Title: Vice President



JANUS ASPEN SERIES


By:   /s/ Bonnie M. Howe
   -----------------------------------------

Name:  Bonnie M. Howe
Title: Vice President


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
                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------


                                             Contracts Funded
Name of Separate Account                     By Separate Account
------------------------                     -------------------

Valley Forge Life Insurance Company          Modified Single Premium Variable and
Variable Life Separate Account               Fixed Life Insurance Policy, Form
                                             VUL102

Valley Forge Life Insurance Company          Modified Single Premium Variable and
Variable Life Separate Account               Fixed Last to Die Life Insurance Policy,
                                             Form VUL103

Valley Forge Life Insurance Company          Flexible Premium Variable and Fixed Life
Variable Life Separate Account               Insurance Policy, Form VUL104

Valley Forge Life Insurance Company          Flexible Premium Variable and Fixed Last
Variable Life Separate Account               to Die Life Insurance Policy, Form
                                             VUL105

Valley Forge Life Insurance Company          Capital A Advantage Variable Annuity
Variable Annuity Separate Account            Contract, Form VA-103